Exhibit 4.4


         This Preferred Securities Certificate is a Book-Entry Preferred Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Preferred Securities Certificate is exchangeable for Preferred Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

         Unless this Preferred Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to BNY Capital III or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NUMBER                               NUMBER OF PREFERRED SECURITIES

     PDIII-1                                                 6,000,000


                               CUSIP NO. 05563W206

                   CERTIFICATE EVIDENCING PREFERRED SECURITIES

                                       OF

                                 BNY CAPITAL III

                      7.05% PREFERRED SECURITIES, SERIES D
                 (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)


     BNY Capital III, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of Six Million (6,000,000) Preferred Securities of the Issuer Trust representing an undivided preferred beneficial interest in the assets of the Issuer Trust and designated the BNY Capital III 7.05% Preferred Securities, Series D (liquidation amount $25 per Preferred Security) (the "Series D Preferred Securities"). The Series D Preferred Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series D Preferred Securities are set forth in, and this certificate and the Series D Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of March 24, 1998, as the same may be amended from time to time (the "Trust Agreement"), among The Bank of New York Company Inc., as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of the Series D Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by The Bank of New York Company, Inc., a New York corporation, and The First National Bank of Chicago, as Guarantee Trustee, dated as of March 24, 1998 (the "Guarantee Agreement"), to the extent provided therein. The Property Trustee will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     This Preferred Securities Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     All capitalized terms used but not defined in this Preferred Securities Certificate are used with the meanings specified in the Trust Agreement, including the Exhibits thereto.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this 24th day of March, 1998.

                                      BNY Capital III


                                      By: /s/ Robert Keilman
                                          -------------------------------
                                           Robert Keilman
                                           Administrative Trustee

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

_______________________________________________________________________________
        (Insert assignee's social security or tax identification number)

_______________________________________________________________________________

_______________________________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocably appoints ______________________________________________________

_______________________________________________________________________________

agent to transfer this Preferred Security Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date: ________________

Signature: ____________________________________________________________________
                (Sign exactly as your name appears on the other side of this
                              Capital Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

         This Preferred Securities Certificate is a Book-Entry Preferred Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Preferred Securities Certificate is exchangeable for Preferred Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

         Unless this Preferred Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to BNY Capital III or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NUMBER                               NUMBER OF PREFERRED SECURITIES

     PDIII-2                                                 6,000,000


                               CUSIP NO. 05563W206

                   CERTIFICATE EVIDENCING PREFERRED SECURITIES

                                       OF

                                 BNY CAPITAL III

                      7.05% PREFERRED SECURITIES, SERIES D
                 (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)


     BNY Capital III, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of Six Million (6,000,000) Preferred Securities of the Issuer Trust representing an undivided preferred beneficial interest in the assets of the Issuer Trust and designated the BNY Capital III 7.05% Preferred Securities, Series D (liquidation amount $25 per Preferred Security) (the "Series D Preferred Securities"). The Series D Preferred Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series D Preferred Securities are set forth in, and this certificate and the Series D Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of March 24, 1998, as the same may be amended from time to time (the "Trust Agreement"), among The Bank of New York Company Inc., as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of the Series D Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by The Bank of New York Company, Inc., a New York corporation, and The First National Bank of Chicago, as Guarantee Trustee, dated as of March 24, 1998 (the "Guarantee Agreement"), to the extent provided therein. The Property Trustee will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     This Preferred Securities Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     All capitalized terms used but not defined in this Preferred Securities Certificate are used with the meanings specified in the Trust Agreement, including the Exhibits thereto.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this 24th day of March, 1998.

                                      BNY Capital III


                                      By: /s/ Robert Keilman
                                          -------------------------------
                                           Robert Keilman
                                           Administrative Trustee

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

_______________________________________________________________________________
        (Insert assignee's social security or tax identification number)

_______________________________________________________________________________

_______________________________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocably appoints ______________________________________________________

_______________________________________________________________________________

agent to transfer this Preferred Security Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date: ________________

Signature: ____________________________________________________________________
                (Sign exactly as your name appears on the other side of this
                              Capital Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.